SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on July 8, 2008, ArQule, Inc. (the “Registrant”) entered into a collateralized, revolving credit line agreement with UBS Bank USA (the “Facility”) and drew down $30 million under the Facility. On July 21, 2008, the Registrant drew down an additional $16.05 million for a total balance of $46.05 million, the maximum amount currently available under the Facility.  The funds will be available for research and development efforts, including clinical trials, and for general corporate purposes, including working capital.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, ArQule, Inc. (the “Registrant”) announced on June 20, 2008 that it had hired Brian Schwartz, M.D. as its Chief Medical Officer replacing Dr. Nigel J. Rulewski, effective July 9, 2008.  Dr. Rulewski agreed to assist the Registrant during the management transition.  In connection with his departure, on July 22, 2008, Dr. Rulewski and the Registrant entered into a separation agreement (the “Separation Agreement”) superseding the terms of his employment agreement with the Registrant dated August 1, 2006.  The payments and benefits described below are in lieu of those provided for in the employment agreement. The material terms of the Separation Agreement are summarized below.

Dr. Rulewski will resign from his employment with the Registrant effective as of August 29, 2008 (the “Separation Date”).  Pursuant to the terms of the Separation Agreement, Dr. Rulewski will receive the following payments and benefits in exchange for a general release:

(i)            a lump sum separation payment of $416,000: (a) $325,000 of which represents Dr. Rulewski’s current base salary through the end of the twelve (12) month period commencing on the Separation Date and (b) $91,000 of which represents the average bonus paid by the Registrant to Dr. Rulewski with respect to calendar years 2006 and 2007;

(ii)           $75,840, which represents Dr. Rulewski’s estimated bonus for 2008, pro-rated from January 1, 2008 through the Separation Date;

(iii)          accelerated vesting of options for 50,000 shares of the Registrant’s common stock, which represents 50% of the unvested portion of the stock options granted to Dr. Rulewski at the time of his employment; and extension of the period in which to exercise these options and his other currently vested stock options for 112,500 shares of common stock, a total of 162,500 shares, from November 29, 2008 to February 26, 2010;

(iv)          eligibility for continuation of certain group health benefits through August 31, 2009; and

(v)           outplacement services at a cost not to exceed $20,000.

The foregoing summary of the material terms of Dr. Rulewski’s separation agreement is qualified by reference to the full text of the agreement which is included as Exhibit 10.1 hereto and incorporated herein by reference and to the terms of his employment agreement filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated August 1, 2006, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Separation Agreement, effective as of July 22, 2008, by and between ArQule, Inc. and Nigel J. Rulewski. Filed herewith.

10.2

Employment Agreement effective as of August 1, 2006, by and between ArQule, Inc. and Nigel J. Rulewski. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated August 1, 2006 (File No. 000-21429) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

July 24, 2008